[LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                       Consent of Independent Accountants


To the Trustees of
Putnam Municipal Opportunities Trust

     We consent to the inclusion in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 under the Securities Act of 1933 (File
No. 333-25453) of our report dated June 11, 1997 on our audit of the financial Statements and financial highlights contained in the Prospectus included as part of this Pre-Effective Amendment. We also consent to the reference to our firm under the heading "Experts" in the Prospectus included as part of this Pre-Effective Amendment.


                                             /s/ Coopers & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.




Boston, Massachusetts
July 7, 1997